UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[_] Preliminary Information Statement
[_] Confidential, for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

American Media Systems Co.
-----------------------------------------------------------------------------
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the Offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

American Media Systems Co.
5190 Neil Road, Suite 430,

Reno, NV 89502

To the Stockholders of American Media Systems Co.:

This information is being provided to the shareholders of American Media Systems Co. (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of an annual meeting of the holders of a majority of our common stock authorizing the election of Alexander Vesak as the Company's director and the ratification of the appointment of K.R. Margetson Ltd as the company's auditor for the 2007 fiscal year.

The elimination of the need for an annual meeting of the shareholders is authorized by Section 78.320 of the Nevada Revised Statutes (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the annual meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to elect directors. In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about July 17, 2007. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was July 9, 2007, (the "Record Date").

By Order of the Board of Directors

Alexander Vesak
Director

July 17, 2007

This information statement is being furnished to all holders of the common stock of American Media Systems Co. in connection with the Proposed Action by Written Consent to elect Alexander Vesak as the Company's director and to ratify the appointment of K.R. Margetson Ltd as the company's independent auditor for the 2007 fiscal year.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of American Media Systems Co., a Nevada Corporation ("AMS" or the "Company"), in connection with resolutions of the Board of Directors and the written consent of one shareholder, representing 50.6% of the common stock of AMS providing for the election of Alexander Vesak as Director and to affirm the appointment of K.R. Margetson Ltd as the company's independent auditor for the 2007 fiscal year.

The Form 10-KSB, and quarterly reports on Form 10-QSB for the past quarters ended March 31 2007, and September 30, 2006, filed by AMS with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. AMS is current in the filing of all required reports. See the caption entitled "Additional Information," below.

CONSENT NO. 1

ELECTION OF DIRECTOR

The Board of Directors has fixed the current number of authorized directors at one. Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Pursuant to the Written Consent, our current director has been re-elected to hold office until the next annual meeting of the stockholders and until his successor has been elected and takes office. Under Nevada law, the Written Consent is sufficient to elect all nominees to our Board of Directors without the vote or consent of any other stockholders of the Company.

The following table includes the names and certain information about the directors and executive officers of the Company.

Name	Position(s)	Age	Director and/or Executive Officer Since

Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer and Director	50	December 7, 2004

The business experience of each of the above persons for at least the last five years is as follows:

Alexander Vesak. Mr. Vesak has been in the film and production industry for 20 years. He has won numerous awards, including nine Telly Awards. The Telly Awards honor local, regional, and cable television commercials and programs, as well as the video and film productions. His corporate sector work as Director and/or Director of Photography includes commercials for Porsche, Pepsi, Burger King, LG Digital Life, Canada Dry, Jeep, British Aerospace, Pentax Corporation USA, and Knowledge Network. Mr. Vesak has also worked extensively in educational and instructional film including a series on fly-fishing and crafting. Since 1998 he has served as President and CEO of True North Entertainment, a film, video and post-production facility located in Delta, British Columbia, Canada. At True North Mr. Vesak was responsible for the daily management of the studio as well as new business development. In December of 2004 he started American Media Systems Co. Since then he has, and will continue to devote 75% of his time to the company. Prior to his involvement with American Media Systems, he had not been involved with a public company and as such has limited experience with financial accounting and preparation of reports under the Exchange Act.

Nomination of Directors

We do not have a standing nominating committee. We are currently seeking additional independent directors and intend to establish committees of the board once the additional directors have been appointed. The Board of Directors, acting as a Nominating Committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Board of Directors has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors for the next fiscal year should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Information Statement in the section titled "Stockholders' Proposals".

Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

Minimum, relevant employment experience;

Familiarity with generally accepted accounting principles and the preparation of financial statements;

Post secondary education or professional license;

Previous experience as a Board member of an operating company; and

The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

A candidate for director must agree to abide by our Code of Ethics, discussed in greater detail below.

Our goal is to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Board of Directors has not received a nominee from a stockholder.

CONSENT NO. 2

RATIFICATION OF SELECTION INDEPENDENT AUDITOR

We have selected K.R. Margetson Ltd, as our independent auditors for the fiscal year ending December 31, 2007. K.R. Margetson Ltd. was appointed by board resolution on April 18, 2007 and concurrently we dismissed Vellmer and Chang as the independent auditors for the Company. Vellmer & Chang had audited our historical consolidated financial statements for all annual periods since our incorporation in 2004.

Our Bylaws do not require that the stockholders ratify the selection of K.R. Margetson Ltd, as our independent auditors. However, pursuant to the Written Consent, K.R. Margetson Ltd, has been elected as our independent auditor for the fiscal year ending December 31, 2007. Under Nevada law, the Written Consent is sufficient to ratify the selection of K.R. Margetson Ltd, without the vote or consent of any other stockholders of the Company. The ratification does not limit the Board of Directors discretion to change the appointment at any time during the year if we determine that such a change would be in the best interests of American Media Systems Co. and our stockholders.

Code of Ethics

The Company has adopted the American Media Systems, Co. Code of Ethics (the "Code") that applies to every officer of and director to the Company. The Code is attached as Exhibit 14 to its Form 10-KSB filed with the Securities and Exchange Commission (the "SEC") on March 28, 2006. The Code is also available free of charge upon request to the Company at 5190 Neil Road Suite 430, Reno, NV 89502, Attn: Chief Executive Officer.

Involvement in Certain Legal Proceedings

To the best knowledge of the Company, during the past five years, none of the following occurred with respect to a present or former director or executive officer: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Information Regarding the Board

The Company's Board of Directors (the "Board") has no Committees. The Board met one time during the last fiscal year. In addition, the Board signed several written consents to act without meeting as issued were raised during the fiscal year. The current Board consists of Alexander Vesak.

Audit Committee and Financial Report

The Company does not currently have an audit committee or "audit committee financial expert". The Company is seeking additional board members including at least one additional director who qualifies as a "financial expert" and to serve as member of the audit committee, but as of the date of this report does not have such a director.

Audit Fees

The aggregate fees billed by our auditors for professional services rendered in connection with a review of the financial statements included in our quarterly reports on Form 10-QSB and the audit of our annual financial statements for the fiscal years ending December 31, 2005 and December 31, 2006 were $8,752 and approximately $9,399 respectively.

Audit-Related Fees

Our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $0 and $0 for the fiscal years ending December 31, 2005 and December 31, 2006.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal year ended December 31, 2006 was $0.

Audit Committee Pre-Approval Policies

The Company does not have an audit committee and intends to adopt pre-approval policies and procedures for payments to its principal accountant once the audit committee has been established. The Board of Directors has approved all of the fees paid and identified herein to the Company's principal accountant.

Compensation Committee

The Company does not currently have a compensation committee

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially owns more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As best the Company was able to determine, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2006:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form

Alexander Vesak CEO, CFO, and Director	0	0	0

Patricia Castillo Former Director	0	0	0

Stockholder Communications with the Board of Directors

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company's address or in care of the address shown in the table of beneficial ownership on this page. If a communication is sent to the Company's address, the Company will forward any such communication to the relevant member of the Board of Directors.

Compensation of Directors and Executive Officers

The Company's directors are not compensated for serving on its board of directors.

The following table sets forth the compensation paid during 2006 to each person who served as a chief executive officer of the Company during 2006, and each person who served as an executive officer as of December 31, 2006:

SUMMARY COMPENSATION TABLE

Long Term Compensation

Annual Compensation			Awards		Payout

Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award ($)	Securities Underlying Options/SAR (#)	LTIP Payouts ($)	All Other Compensation ($)

Alexander Vesak President, CEO, CFO	2005 2006	Nil 45,528	- -	- -	- -	- -	- -	- -

Patricia Castillo, Former Director	2005 2006	Nil Nil	- -	- -	- -	- -	- -	- -

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights made during the fiscal year ended December 31, 2006 to our executive officers and directors. There were a total of 0 stock options outstanding as at December 31, 2006.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to our common stock beneficially owned as of July 9 2007 by (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (b) each of our directors and executive officers, and (c) all directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class

Officers and Directors

Alexander Vesak	1,012,500	50.1%

Patricia Castillo (Former director)	0	0.0%

All directors and executive officers as a group (2 persons)	1,012,500	50.1%

(1)	The address for each person is 5190 Neil Road, Suite 430, Reno NV 89502.

Significant Employees

The Company does not have employees other than its Chief Executive Officer and Chief Financial Officer, Alexander Vesak.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction during the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

BOARD OF DIRECTORS' RECOMMENDATIONS AND VOTE REQUIRED

The affirmative vote of at least a majority of the issued and outstanding shares as of July 9, 2007 eligible to vote was necessary for approval of the foregoing consent item. The required votes have been obtained pursuant to the Written Consent. No further vote is required to approve the Election of Directors or the ratification of our independent Auditor. The information contained in this Information Statement constitutes the only notice any stockholder will be provided.

INTEREST OF CERTAIN PERSONS IN FAVOR OR IN

OPPOSITION OF THE PLAN

No officer of director will receive any direct or indirect benefit from any of the consent items described in this Information Statement.

STOCKHOLDER PROPOSALS

The Company must receive at its principal offices before March 31, 2008, any proposal which a stockholder wishes to submit to the 2008 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that Annual Meeting.

A stockholder's notice to the Secretary shall include (i) a brief description of the matter or nomination and the reason for addressing the matter at the meeting, (ii) the stockholder's name and address, (iii) the number of shares of the Company owned or controlled by the stockholder, (iv) any material interest of the stockholder in the matter or nomination proposed, and (v) all other required information under Regulations 14A under the Securities Exchange Act of 1934.

The Company's proxy related to the 2008 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any shareholder proposal that is received more than seven days after the date of notice of the 2008 annual meeting of stockholders. Any stockholder wishing to make a nomination or proposal should obtain a copy of the relevant provisions of our Bylaws from the Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, NW, Washington, DC 20549 or may be accessed at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors
/s/ ALEXANDER VESAK
July 17, 2007	Alexander Vesak Chairman of the Board of Directors